Supplemental Financial Information Second Quarter 2021 investors.ironmountain.com

Table of Contents Section I - Q2 Earnings Press Release 3 Q2 2021 Earnings Press Release Section II - Company Profile 6 Section III - Financial Highlights Financial and Operating Highlights 7 Organic Revenue Growth 8 Section IV - Operational Metrics Worldwide Storage Volume 9 Quarterly and Year-to-Date Operating Performance 10 Section V - Balance Sheets, Statements of Operations and Reconciliations Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Consolidated Statements of Operations Year-to-Date 13 Reconciliation of Net Income (Loss) to Adjusted EBITDA 14 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 15 Reconciliation of Net Income (Loss) to FFO and AFFO 16 Reconciliation of Net Income (Loss) to FFO and AFFO Year-to-Date 18 Section VI - Storage and Service Reconciliation Storage and Service Business Detail 20 Storage and Service Business Detail Year-to-Date 21 Section VII - Real Estate Metrics 22 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VIII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 23 Data Center Operating Portfolio 24 Data Center Expansion and Development Activity 25 Section IX - Capitalization and Debt Maturity Profile 26 Capitalization Debt Maturity Profile Section X - Capital Expenditures and Acquisitions Capital Expenditures and Investments 27 Capital Expenditures and Investments Year-to-Date 28 Business and Customer Acquisitions 29 Section XI - Appendix and Definitions 31 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended June 30, 2021 unless noted Unaudited investors.ironmountain.com Q2 2021 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

Iron Mountain Reports Second Quarter Results

-- Achieves record quarterly Revenue, Net Income and Adjusted EBITDA --

-- Increases midpoint of 2021 financial guidance --

-- Increases full-year Global Data Center leasing guidance to 30+ megawatts --

BOSTON – August 5, 2021 – Iron Mountain Incorporated (NYSE: IRM), the global leader in innovative storage and information management services, announces financial and operating results for the second quarter of 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"Our stronger than expected performance in both the second quarter and first half of the year reflects the breadth and depth of our products and solutions and the strength of our deep customer relationships. Our second quarter results reflect increased demand for our services across our key markets," said William L. Meaney, president and CEO of Iron Mountain. "As we celebrate and honor Iron Mountain's 70th anniversary this month, I am extremely proud of what our team has accomplished in spite of the continued challenges due to COVID. Our Mountaineers across the globe conquered every obstacle with tenacity, a relentless focus on accelerating growth and an innovative mindset."

Financial Performance Highlights for the Second Quarter of 2021 and Year-To-Date 2021

($ in millions, except per share data)

	Three Months Ended			Year to Date		
	6/30/21	6/30/20	Y/Y % Change	6/30/21	6/30/20	Y/Y % Change
Storage Rental Revenue	$718	$677	6%	$1,426	$1,361	5%
Service Revenue	$401	$305	32%	$775	$690	12%
Total Revenue	**$1,120**	**$982**	**14%**	**$2,202**	**$2,051**	**7%**
Net Income/(Loss)	$277	$(7)	NM	$323	$58	459%
Adjusted EBITDA	$406	$359	13%	$786	$725	8%
Adjusted EBITDA Margin	*36.2%*	*36.6%*	*-40 bps*	*35.7%*	*35.4%*	*+30 bps*
AFFO	$246	$250	(1)%	$481	$480	—
AFFO per share	$0.85	$0.87	(3)%	$1.66	$1.67	—

- Total reported Revenues for the second quarter were $1.12 billion, compared with $982.2 million in the second quarter of 2020, an increase of 14.0%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 10.2% compared to the prior year, driven by a 26.9% increase in Service revenue, while Storage rental revenue increased 2.7%. Year to date, total reported Revenues increased 7.4%, or 4.6%, excluding the impact of FX.
- The Global Data Center business revenue increased 15.3% in the second quarter, or 13.3% year over year, excluding the impact of FX. Through June 30, 2021, Iron Mountain has executed 12.6 megawatts of new and expansion leasing, and is increasing its outlook for full-year data center leasing to greater than 30 megawatts from previous guidance of 25 to 30 megawatts, based on the strength of its first-half performance and pipeline.
- Net Income for the second quarter was $276.5 million compared with a Net Loss of $7.1 million in the second quarter of 2020. The following items were included in Net Income:
    - Restructuring Charges of $39.4 million associated with the implementation of Project Summit compared to $39.3 million, in the second quarters of 2021 and 2020, respectively.
    - Gain on Disposal/Write-Down of PP&E, Net of $128.9 million compared to $1.3 million, in the second quarters of 2021 and 2020, respectively, primarily related to the company's capital recycling program.
    - Other Income, Net of $186.2 million in the second quarter of 2021, primarily related to a gain on sale from the divestment of the company's Intellectual Property Management business, compared to Other Expense, Net of $25.7 million in the second quarter of 2020, primarily related to a debt extinguishment charge of $17.0 million.
- Year to date, Net Income was $323.2 million, compared with $57.8 million in 2020. The following items were included in Net Income:
    - Restructuring Charges of $79.3 million compared to $80.3 million year to date 2021 and 2020, respectively.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q2 Earnings Press Release

  - Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
  - Gain on Disposal/Write-Down of PP&E, Net of $133.4 million compared to $2.3 million, year to date 2021 and 2020, respectively, primarily related to the company's capital recycling program.
  - Other Income, Net of $181.5 million year to date 2021, primarily related to a gain on sale from the divestment of the company's Intellectual Property Management business, compared to Other Income, Net of $17.0 million year to date 2020, primarily related to a Foreign Currency Transaction Gain of $35.9 million, partially offset by a debt extinguishment charge of $17.0 million.

- Adjusted EBITDA for the second quarter was $405.6 million, compared with $359.5 million in the second quarter of 2020, an increase of 12.8%. On a constant currency basis, Adjusted EBITDA increased by 9.0%, driven by the strong increase in Service revenue, benefits from Project Summit and the flow through from revenue management. Year to date, Adjusted EBITDA was $786.2 million, compared with $725.5 million in 2020, an increase of 8.4%. On a constant currency basis, Adjusted EBITDA increased 5.5%.
- Reported EPS - Fully Diluted from Net Income (Loss) for the second quarter was $0.95, compared with $(0.02) in the second quarter of 2020. Year to date, Reported EPS - Fully Diluted from Net Income (Loss) was $1.11, compared with $0.20 in 2020.
- Adjusted EPS for the second quarter was $0.38, compared with $0.27 in the second quarter of 2020. Adjusted EPS reflects a structural tax rate of 16.2% and 16.7%, in the second quarters of 2021 and 2020, respectively. Year to date, Adjusted EPS was $0.70, compared with $0.55 in 2020.
- FFO (Normalized) per share was $0.69 for the second quarter, compared with $0.58 in the second quarter of 2020, an increase of 19.0%. Year to date, FFO (Normalized) per share was $1.32, compared with $1.17 in 2020, or an increase of 12.0%.
- AFFO was $246.0 million for the second quarter, compared with $249.7 million in the second quarter of 2020, or a decrease of 1.5%. Year to date, AFFO was $481.4 million, compared with $480.3 million in 2020, or an increase of 0.2%. AFFO in the second quarter and year-to-date 2020 includes previously disclosed tax refunds in the amount of $22.5 million and $27.5 million, respectively. Excluding the benefit of the tax refunds, AFFO in the second quarter and year-to-date 2021 would have increased 8.3% and 6.3% year over year, respectively.
- AFFO per share was $0.85 for the second quarter, compared with $0.87 in the second quarter of 2020, or a decrease of 2.5%. Year to date, AFFO per share was $1.66, compared with $1.67 in 2020, or a decrease of 0.5%. Excluding the aforementioned tax refunds, AFFO per share in the second quarter and year-to-date 2021 would have increased 7.7% and 5.6%, respectively.

Dividend

On August 5, 2021, Iron Mountain's board of directors declared a quarterly cash dividend of $0.6185 per share for the third quarter. The third-quarter 2021 dividend is payable on October 6, 2021, for shareholders of record on September 15, 2021.

Guidance

Reflecting outperformance in the first half of the year and positive momentum in the business, Iron Mountain has increased the midpoint of its financial guidance; details are summarized in the table below.

2021 Guidance(1)				
($ in millions, except per share data)	**New**	**Y/Y % Change**	**Previous**	**Y/Y % Change**
Total Revenue	$4,415 - $4,515	6% - 9%	$4,365 - $4,515	5% - 9%
Adjusted EBITDA	$1,600 - $1,635	8% - 11%	$1,585 - $1,635	7% - 11%
AFFO	$970 - $1,005	9% - 13%	$955 - $1,005	8% - 13%
AFFO Per Share	$3.33 - $3.45	8% - 12%	$3.28 - $3.45	7% - 12%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is the global leader in innovative storage and information management services, storing and protecting billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2021 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits, costs and actions related to, and timing of, Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," “plans” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to execute on Project Summit and the potential impacts of Project Summit on our ability to retain and recruit employees; (iii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iv) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (v) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (vi) changes in the amount of our capital expenditures; (vii) our ability to raise debt or equity capital and changes in the cost of our debt; (viii) the cost and our ability to comply with laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (ix) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (x) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (xi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xii) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xiii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiv) the cost or potential liabilities associated with real estate necessary for our business; (xv) failures in our adoption of new IT systems; (xvi) unexpected events, including those from climate change (xvii) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xviii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report. Reconciliation of Non-GAAP Measures: Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized), and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Greer Aviv, 617-535-2887 Sarah Barry, 617-237-6597 Senior Vice President, Investor Relations Manager, Investor Relations greer.aviv@ironmountain.com sarah.barry@ironmountain.com Section I - Q2 Earnings Press Release investors.ironmountain.com Q2 2021 Supplemental Financial Information 5

Section II - Company Profile

Facts and Figures

$4.3 Billion
Trailing Twelve-Month Revenue

225,000+
Customer Accounts

~24,000
Employees

~1,450
Facilities Worldwide

89 million+
Pieces of Media

~730 million
Cubic Feet of Global Storage Volume

Revenue and Gross Profit Mix

Geographic Revenue Mix


66%
20%
5%
9%
North America
Latin America
Europe
Asia

Business Revenue Mix


36%
64%
Storage Rental
Service

Business Adjusted Gross Profit Mix


20%
80%
Storage Rental
Service

Product Revenue Mix


1%
9%
7%
4%
7%
11%
61%
Records Management
Data Center
Global Digital Solutions
Consumer Storage
Data Management
Adjacent Businesses
Secure Shred

RM Revenue by Vertical - Customer Mix North America


2%
8%
12%
6%
3%
3%
1%
50%
16%
Healthcare
Financial
Energy
Federal
Insurance
Business Services
Legal
Life Sciences
Other

investors.ironmountain.com Q2 2021 Supplemental Financial Information 6

IRON MOUNTAIN
Section III - Financial Highlights

Financial Highlights

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Storage Rental Revenue	$718,272	$708,056	$697,294	$696,294	$676,956
Service Revenue	$401,484	$373,984	$362,359	$340,353	$305,283
Total Revenues	**$1,119,756**	**$1,082,040**	**$1,059,653**	**$1,036,647**	**$982,239**
Adjusted EBITDA	$405,631	$380,565	$374,247	$376,012	$359,462
Adjusted EBITDA Margin	36.2 %	35.2 %	35.3 %	36.3 %	36.6 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$275,285	$45,603	$247,411	$38,394	$(7,086)
Reported EPS - Fully Diluted	$0.95	$0.16	$0.86	$0.13	$(0.02)
Adjusted EPS	$0.38	$0.32	$0.29	$0.33	$0.27
FFO (Normalized)	$199,963	$181,338	$173,483	$181,660	$166,174
FFO (Normalized) per Share	$0.69	$0.63	$0.60	$0.63	$0.58
AFFO	$245,992	$235,391	$190,771	$216,420	$249,694
AFFO per Share	$0.85	$0.81	$0.66	$0.75	$0.87
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	80.7 %	80.1 %	80.4 %	76.7 %	75.6 %
Weighted Average Common Shares Outstanding - Diluted	291,079	289,528	289,161	288,811	288,071
Net Lease-Adjusted Leverage Ratio	5.3x	5.5x	5.3x	5.3x	5.4x

Operating Highlights

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Organic Storage Rental Revenue Growth	2.5 %	1.7 %	1.7 %	2.5 %	2.3 %
Organic Service Revenue Growth	25.5 %	(4.8)%	(12.1)%	(13.5)%	(23.1)%
Total Volume - Storage	733,086	728,616	726,430	726,649	724,411
Storage Facility Capacity Utilization	84.0 %	82.3 %	81.9 %	82.3 %	82.4 %
Records Management Retention Rate	94.4 %	94.4 %	93.7 %	94.1 %	93.7 %
Storage Revenue / Sq. Ft	$7.93	$7.88	$7.78	$7.76	$7.49
Storage NOI / Sq. Ft	$6.43	$6.33	$6.16	$6.36	$6.04
Data Center:					
Leasable Megawatts	144.7	136.4	129.8	126.3	122.3
Leased % - Stabilized	88.4 %	88.5 %	89.0 %	92.1 %	89.8 %
Leased % - Total	83.0 %	85.2 %	87.4 %	91.8 %	89.5 %
Kilowatts Leased - New/Expansion	3,610	9,035	7,435	12,303	32,355
Churn	1.9 %	2.3 %	3.9 %	1.6 %	0.8 %
Number of Facilities	15	15	15	15	14
Number of Markets	13	13	13	13	13

investors.ironmountain.com Q2 2021 Supplemental Financial Information 7

Organic Revenue Growth (1) Q2 2021 Q1 2021 YTD 2021 Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Reported Constant Currency Organic Revenue Storage Rental 6.1% 2.7% 2.5% 3.6% 1.9% 1.7% 4.8% 2.3% 2.1% Service 31.5% 26.9% 25.5% (2.9)% (4.8)% (4.8)% 12.3% 9.4% 8.7% Total Revenues 14.0% 10.2% 9.7% 1.2% (0.5)% (0.6)% 7.4% 4.6% 4.3% Total Organic Revenue Growth 0.7% 1.3% 1.0% (7.2)% (3.4)% (3.4)% (0.6)% 9.7% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 (8.0)% (4.0)% 0.0% 4.0% 8.0% 12.0% Organic Storage Rental Revenue Growth 3.0% 2.5% 3.0% 2.3% 2.5% 1.7% 1.7% 2.5% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 0.0% 2.0% 4.0% 6.0% Organic Service Revenue Growth (3.0)% (0.7)% (2.3)% (23.1)% (13.5)% (12.1)% (4.8)% 25.5% Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section III - Financial Highlights investors.ironmountain.com Q2 2021 Supplemental Financial Information 8

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 600,000 620,000 640,000 660,000 680,000 700,000 720,000 740,000 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Records and Information Management 696,850 694,614 712,388 712,009 711,148 708,981 708,587 710,790 Adjacent Businesses 5,507 5,508 5,938 5,906 6,534 7,077 7,335 7,683 Consumer and Other 3,805 4,096 4,308 6,495 8,967 10,373 12,694 14,613 Total 706,162 704,218 722,634 724,411 726,649 726,430 728,616 733,086 Business acquisitions during the quarter (1) 202 514 18,389 3,555 272 — — 5,020 (1) Business acquisitions volume acquired during the quarter included in total volume. Section IV - Operational Metrics investors.ironmountain.com Q2 2021 Supplemental Financial Information 9

IRON MOUNTAIN
Section IV - Operational Metrics

Second Quarter 2021

	Q2 2021	Q1 2021	Q2 2020	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business						
Storage Rental	$617,078	$610,694	$584,402	5.6%	1.9%	1.6%
Service	375,854	356,600	292,700	28.4%	24.0%	24.0%
Total Revenues	$992,932	$967,294	$877,102	13.2%	9.3%	9.1%
Adjusted EBITDA	**$430,308**	**$408,562**	**$383,816**			
Adjusted EBITDA Margin	*43.3 %*	*42.2 %*	*43.8 %*			
Global Data Center Business						
Data Center Revenue (1)	$76,977	$71,108	$66,768	15.3%	13.3%	13.3%
Adjusted EBITDA	**$33,432**	**$30,432**	**$30,558**			
Adjusted EBITDA Margin	*43.4 %*	*42.8 %*	*45.8 %*			
Corporate and Other Business						
Storage Rental	$29,957	$30,205	$28,742	4.2%	2.9%	5.2%
Service	19,890	13,433	9,627	106.6%	93.8%	50.3%
Total Revenues	$49,847	$43,638	$38,369	29.9%	26.5%	17.7%
Adjusted EBITDA	**$(58,109)**	**$(58,429)**	**$(54,912)**			
Total Consolidated						
Storage Rental	$718,272	$708,056	$676,956	6.1%	2.7%	2.5%
Service	$401,484	373,984	305,283	31.5%	26.9%	25.5%
Total Revenues	$1,119,756	$1,082,040	$982,239	14.0%	10.2%	9.7%
Adjusted EBITDA	**$405,631**	**$380,565**	**$359,462**			
Adjusted EBITDA Margin	*36.2 %*	*35.2 %*	*36.6 %*			

Year to Date 2021

	YTD 2021	YTD 2020	Y/Y % Change Reported	Y/Y % Change Constant Currency	Organic Growth (2)
Global RIM Business					
Storage Rental	$1,227,772	$1,174,415	4.5%	1.8%	1.6%
Service	732,454	659,106	11.1%	8.3%	8.2%
Total Revenues	$1,960,226	$1,833,521	6.9%	4.1%	4.0%
Adjusted EBITDA	**$838,870**	**$775,787**			
Adjusted EBITDA Margin	*42.8 %*	*42.3 %*			
Global Data Center Business					
Data Center Revenue (1)	$148,085	$134,125	10.4%	8.6%	8.6%
Adjusted EBITDA	**$63,864**	**$61,454**			
Adjusted EBITDA Margin	*43.1 %*	*45.8 %*			
Corporate and Other Business					
Storage Rental	$60,162	$57,681	4.3%	3.1%	4.3%
Service	33,323	25,643	29.9%	24.8%	8.0%
Total Revenues	$93,485	$83,324	12.2%	9.9%	5.5%
Adjusted EBITDA	**$(116,538)**	**$(111,780)**			
Total Consolidated					
Storage Rental	$1,426,328	$1,360,503	4.8%	2.3%	2.1%
Service	775,468	690,467	12.3%	9.4%	8.7%
Total Revenues	$2,201,796	$2,050,970	7.4%	4.6%	4.3%
Adjusted EBITDA	**$786,196**	**$725,461**			
Adjusted EBITDA Margin	*35.7 %*	*35.4 %*			

(1) Includes Global Data Center service revenue of $5.7M, $4.0M, and $3.0M in Q2 2021, Q1 2021, and Q2 2020, respectively, and $9.7M and $5.7M for YTD 2021 and YTD 2020 respectively.
(2) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 10

Consolidated Balance Sheets 6/30/2021 12/31/2020 ASSETS Current Assets: Cash and Cash Equivalents $315,928 $205,063 Accounts Receivable, Net 852,449 859,344 Prepaid Expenses and Other 222,231 205,380 Total Current Assets $1,390,608 $1,269,787 Property, Plant and Equipment: Property, Plant and Equipment $8,319,083 $8,246,337 Less: Accumulated Depreciation (3,863,477) (3,743,894) Property, Plant and Equipment, Net $4,455,606 $4,502,443 Other Assets, Net: Goodwill $4,508,754 $4,557,609 Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles 1,256,181 1,326,977 Operating Lease Right-of-use Assets 2,342,197 2,196,502 Other 360,970 295,949 Total Other Assets, Net $8,468,102 $8,377,037 Total Assets $14,314,316 $14,149,267 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $106,274 $193,759 Accounts Payable 321,286 359,863 Accrued Expenses and Other Current Liabilities 1,064,397 1,146,288 Deferred Revenue 256,245 295,785 Total Current Liabilities $1,748,202 $1,995,695 Long-term Debt, Net of Current Portion 8,760,728 8,509,555 Long-term Operating Lease Liabilities, Net of Current Portion 2,186,625 2,044,598 Other Long-term Liabilities (1) 471,019 462,690 Total Long-term Liabilities $11,418,372 $11,016,843 Total Liabilities $13,166,574 $13,012,538 Equity Total Equity $1,147,742 $1,136,729 Total Liabilities and Equity $14,314,316 $14,149,267 (1) Includes redeemable noncontrolling interests of $64.7M and $59.8M as of June 30, 2021 and December 31, 2020, respectively. Section V - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q2 2021 Supplemental Financial Information 11

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Consolidated Statements of Operations

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
Revenues:					
Storage Rental	$718,272	$708,056	1.4 %	$676,956	6.1 %
Service	401,484	373,984	7.4 %	305,283	31.5 %
Total Revenues	**$1,119,756**	**$1,082,040**	**3.5 %**	**$982,239**	**14.0 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization) (1)	$474,579	$451,909	5.0 %	$406,693	16.7 %
Selling, General and Administrative (2)	259,779	258,723	0.4 %	241,947	7.4 %
Depreciation and Amortization	166,685	165,642	0.6 %	163,850	1.7 %
Acquisition and Integration Costs	2,277	—	—	—	— %
Restructuring Charges	39,443	39,811	(0.9)%	39,298	0.4 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(128,935)	(4,451)	2,797.0 %	(1,275)	10,015.0 %
Total Operating Expenses	**$813,828**	**$911,634**	**(10.7)%**	**$850,513**	**(4.3)%**
Operating Income (Loss)	**$305,928**	**$170,406**	**79.5 %**	**$131,726**	**132.2 %**
Interest Expense, Net	105,220	104,422	0.8 %	103,456	1.7 %
Other (Income) Expense, Net	(186,230)	4,713	(4,051.2)%	25,700	(824.6)%
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$386,938**	**$61,271**	**531.5 %**	**$2,570**	**14,953.6 %**
Provision (Benefit) for Income Taxes	110,416	14,640	654.2 %	9,683	1,040.3 %
Net Income (Loss)	**$276,522**	**$46,631**	**493.0 %**	**$(7,113)**	**(3,987.6)%**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	1,237	1,028	20.4 %	(27)	(4,734.1)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$275,285**	**$45,603**	**503.7 %**	**$(7,086)**	**(3,984.8)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.95	$0.16	493.8 %	$(0.02)	(4,850.0)%
Diluted	$0.95	$0.16	493.8 %	$(0.02)	(4,850.0)%
Weighted Average Common Shares Outstanding - Basic	289,247	288,756	0.2 %	288,071	0.4 %
Weighted Average Common Shares Outstanding - Diluted	291,079	289,528	0.5 %	288,071	1.0 %

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in Q2 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in Q2 2020.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 12

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Consolidated Statement of Operations

	YTD 2021	YTD 2020	% Change
Revenues:			
Storage Rental	$1,426,328	$1,360,503	4.8 %
Service	775,468	690,467	12.3 %
Total Revenues	**$2,201,796**	**$2,050,970**	**7.4 %**
Operating Expenses:			
Cost of Sales (excluding Depreciation and Amortization) (1)	$926,488	$873,614	6.1 %
Selling, General and Administrative (2)	518,502	480,680	7.9 %
Depreciation and Amortization	332,327	326,434	1.8 %
Acquisition and Integration Costs	2,277	—	—
Restructuring Charges	79,254	80,344	(1.4)%
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(133,386)	(2,330)	5,624.7 %
Total Operating Expenses	**$1,725,462**	**$1,781,742**	**(3.2)%**
Operating Income (Loss)	**$476,334**	**$269,228**	**76.9 %**
Interest Expense, Net	209,642	209,105	0.3 %
Other (Income) Expense, Net	(181,517)	(17,026)	966.1 %
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$448,209**	**$77,149**	**481.0 %**
Provision (Benefit) for Income Taxes	125,056	19,370	545.6 %
Net Income (Loss)	**$323,153**	**$57,779**	**459.3 %**
Less: Net Income (Loss) Attributable to Noncontrolling Interests	2,265	890	154.5 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$320,888**	**$56,889**	**464.1 %**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:			
Basic	$1.11	$0.20	455.0 %
Diluted	$1.11	$0.20	455.0 %
Weighted Average Common Shares Outstanding - Basic	289,001	287,955	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,303	288,301	0.7 %

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in YTD 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in YTD 2020.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 13

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
Net Income (Loss)	**$276,522**	**$46,631**	**493.0 %**	**$(7,113)**	**(3,987.6)%**
Add / (Deduct):					
Interest Expense, Net	105,220	104,422	0.8 %	103,456	1.7 %
Provision (Benefit) for Income Taxes	110,416	14,640	654.2 %	9,683	1,040.3 %
Depreciation and Amortization	166,685	165,642	0.6 %	163,850	1.7 %
Acquisition and Integration Costs	2,277	—	—	—	—
Restructuring Charges	39,443	39,811	(0.9)%	39,298	0.4 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(128,935)	(4,451)	2,796.8 %	(1,275)	10,012.5 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(189,605)	2,121	(9,039.4)%	23,239	(915.9)%
Stock-Based Compensation Expense	22,536	10,733	110.0 %	18,880	19.4 %
COVID-19 Costs	—	—	—	9,285	(100.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,072	1,016	5.5 %	159	574.2 %
Adjusted EBITDA	**$405,631**	**$380,565**	**6.6 %**	**$359,462**	**12.8 %**

Year to Date Reconciliation of Net Income (Loss) to Adjusted EBITDA

	YTD 2021	YTD 2020	% Change
Net Income (Loss)	**$323,153**	**$57,779**	**459.3 %**
Add / (Deduct):			
Interest Expense, Net	209,642	209,105	0.3 %
Provision (Benefit) for Income Taxes	125,056	19,370	545.6 %
Depreciation and Amortization	332,327	326,434	1.8 %
Acquisition and Integration Costs	2,277	—	—
Restructuring Charges	79,254	80,344	(1.4)%
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(133,386)	(2,330)	5,624.7 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(187,484)	(21,792)	760.3 %
Stock-Based Compensation Expense	33,269	23,991	38.7 %
COVID-19 Costs	—	9,285	(100.0)%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	2,088	275	659.3 %
Adjusted EBITDA	**$786,196**	**$725,461**	**8.4 %**

investors.ironmountain.com Q2 2021 Supplemental Financial Information 14

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.95**	**$0.16**	**493.8 %**	**$(0.02)**	**n/a**
Add / (Deduct):					
Acquisition and Integration Costs	0.01	—	—	—	—
Restructuring Charges	0.14	0.14	—	0.14	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.44)	(0.02)	2,100.0 %	—	—
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.65)	0.01	(6,600.0)%	0.08	(912.5)%
Stock-Based Compensation Expense	0.08	0.04	100.0 %	0.07	14.3 %
COVID-19 Costs	—	—	—	0.03	(100.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.31	(0.01)	(3,200.0)%	(0.02)	n/a
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.38**	**$0.32**	**18.8 %**	**$0.27**	**40.7 %**

Year to Date Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	YTD 2021	YTD 2020	% Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$1.11**	**$0.20**	**455.0 %**
Add / (Deduct):			
Acquisition and Integration Costs	0.01	—	—
Restructuring Charges	0.27	0.28	(3.6)%
Intangible Impairments	—	0.08	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.46)	(0.01)	4,500.0 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.65)	(0.08)	712.5 %
Stock-Based Compensation Expense	0.11	0.08	37.5 %
COVID-19 Costs	—	0.03	(100.0)%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.30	(0.04)	(850.0)%
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.70**	**$0.55**	**27.3 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended June 30, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarter ended June 30, 2021, quarter ended March 31, 2021, and quarter ended June 30, 2020 was 16.2%, 16.6% and 16.7%, respectively. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 15

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
Net Income	**$276,522**	**$46,631**	**493.0 %**	**$(7,113)**	**(3,987.6)%**
Add / (Deduct):					
Real Estate Depreciation (1)	74,784	76,047	(1.7)%	75,719	(1.2)%
Gain on Sale of Real Estate, Net of Tax	(102,476)	(4,305)	2,280.2 %	(1,089)	9,308.3 %
Data Center Lease-Based Intangible Asset Amortization (2)	10,482	10,483	—	10,379	1.0 %
FFO (Nareit)	**$259,312**	**$128,856**	**101.2 %**	**$77,896**	**232.9 %**
Add / (Deduct):					
Acquisition and Integration Costs	2,277	—	—	—	—
Restructuring Charges	39,443	39,811	(0.9)%	39,298	0.4 %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(1,076)	(146)	634.6 %	(155)	595.8 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(189,605)	2,121	(9,037.5)%	23,239	(915.9)%
Stock-Based Compensation Expense	22,536	10,733	110.0 %	18,880	19.4 %
COVID-19 Costs	—	—	—	9,285	(100.0)%
Real Estate Financing Lease Depreciation	3,515	3,536	(0.6)%	3,431	2.4 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	63,570	(3,569)	(1,881.2)%	(5,690)	(1,217.2)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(9)	(4)	109.5 %	(10)	(10.0)%
FFO (Normalized)	**$199,963**	**$181,338**	**10.3 %**	**$166,174**	**20.3 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.89	$0.45	97.8 %	$0.27	229.6 %
FFO (Normalized)	$0.69	$0.63	9.5 %	$0.58	19.0 %
Weighted Average Common Shares Outstanding - Basic	289,247	288,756	0.2 %	288,071	0.4 %
Weighted Average Common Shares Outstanding - Diluted	291,079	289,528	0.5 %	288,071	1.0 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 16

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
FFO (Normalized)	**$199,963**	**$181,338**	**10.3 %**	**$166,174**	**20.3 %**
Add / (Deduct):					
Non-Real Estate Depreciation	34,191	34,866	(1.9)%	33,779	1.2 %
Amortization Expense (1)	36,250	33,486	8.3 %	34,526	5.0 %
Amortization of Deferred Financing Costs	4,316	4,127	4.6 %	4,488	(3.8)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,065	2,263	(8.7)%	2,566	(19.5)%
Non-Cash Rent Expense (Income)	3,958	5,410	(26.8)%	2,952	34.1 %
Reconciliation to Normalized Cash Taxes	188	1,574	(88.1)%	29,502	(99.4)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	969	911	6.4 %	77	1,131.1 %
Less:					
Recurring Capital Expenditures	35,909	28,583	25.6 %	24,369	47.4 %
AFFO	**$245,992**	**$235,391**	**4.5 %**	**$249,694**	**(1.5)%**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.85**	**$0.81**	**3.9 %**	**$0.87**	**(2.5)%**
Weighted Average Common Shares Outstanding - Basic	289,247	288,756	0.2 %	288,071	0.4 %
Weighted Average Common Shares Outstanding - Diluted	291,079	289,528	0.5 %	288,071	1.0 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $7.5M, $7.2M, and $6.0M in Q2 2021, Q1 2021, and Q2 2020, respectively.

investors.ironmountain.com
Q2 2021 Supplemental Financial Information
17

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO

	YTD 2021	YTD 2020	% Change
Net Income	**$323,153**	**$57,779**	**459.3 %**
Add / (Deduct):			
Real Estate Depreciation (1)	150,831	152,306	(1.0)%
Gain on Sale of Real Estate, Net of Tax	(106,781)	(1,581)	6,655.4 %
Data Center Lease-Based Intangible Asset Amortization (2)	20,965	21,732	(3.5)%
FFO (Nareit)	**$388,168**	**$230,236**	**68.6 %**
Add / (Deduct):			
Acquisition and Integration Costs	2,277	—	—
Restructuring Charges	79,254	80,344	(1.4)%
Intangible Impairments	—	23,000	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(1,222)	(399)	206.2 %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(187,484)	(21,792)	760.3 %
Stock-Based Compensation Expense	33,269	23,991	38.7 %
COVID-19 Costs	—	9,285	(100.0)%
Real Estate Financing Lease Depreciation	7,051	6,594	6.9 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	60,494	(12,613)	(579.6)%
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(13)	(30)	(55.7)%
FFO (Normalized)	**$381,794**	**$338,616**	**12.8 %**
Per Share Amounts (Fully Diluted Shares):			
FFO (Nareit)	$1.34	$0.80	67.4 %
FFO (Normalized)	$1.32	$1.17	12.0 %
Weighted Average Common Shares Outstanding - Basic	289,001	287,955	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,303	288,301	0.7 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 18

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Year to Date Reconciliation of Net Income (Loss) to FFO and AFFO (Continued)

	YTD 2021	YTD 2020	% Change
FFO (Normalized)	**$381,794**	**$338,616**	**12.8 %**
Add / (Deduct):			
Non-Real Estate Depreciation	69,057	67,728	2.0 %
Amortization Expense (1)	69,736	66,433	5.0 %
Amortization of Deferred Financing Costs	8,443	9,001	(6.2)%
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	4,327	5,248	(17.5)%
Non-Cash Rent Expense (Income)	9,369	5,497	70.4 %
Reconciliation to Normalized Cash Taxes	1,269	31,785	(96.0)%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,881	151	1,145.5 %
Less:			
Recurring Capital Expenditures	64,492	44,112	46.2 %
AFFO	**$481,384**	**$480,348**	**0.2 %**

Per Share Amounts (Fully Diluted Shares):			
AFFO Per Share	$1.66	$1.67	(0.5)%
Weighted Average Common Shares Outstanding - Basic	289,001	287,955	0.4 %
Weighted Average Common Shares Outstanding - Diluted	290,303	288,301	0.7 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $14.7M and $11.6M, in YTD 2021 and 2020, respectively.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 19

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Quarterly Storage Rental and Service Business Detail

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$718,272**	**$708,056**	**1.4 %**	**$676,956**	**6.1 %**
Plus: Terminations/Permanent Withdrawal Fees	6,926	6,953	(0.4) %	4,585	51.1 %
Total Revenue from Adjusted Storage Rental Activities	**$725,198**	**$715,008**	**1.4 %**	**$681,541**	**6.4 %**
Less: Storage Rental Expenses					
Storage Rent	99,727	97,289	2.5 %	88,128	13.2 %
Other Facility Costs	86,711	87,949	(1.4) %	76,415	13.5 %
Storage Rental Labor	7,559	7,253	4.2 %	5,879	28.6 %
Other Storage Rental Expenses	11,883	10,847	9.6 %	9,756	21.8 %
Storage Rental Cost of Sales	**$205,880**	**$203,338**	**1.3 %**	**$180,178**	**14.3 %**
Storage Rental Gross Profit	**$519,319**	**$511,670**	**1.5 %**	**$501,363**	**3.6 %**
Storage Rental Gross Margin	*71.6 %*	*71.6 %*	*0 bps*	*73.6 %*	*(200 bps)*
Storage Rental Allocated Overhead	36,908	40,300	(8.4) %	43,616	(15.4) %
Total Storage Rental Adjusted EBITDA	**$482,411**	**$471,370**	**2.3 %**	**$457,747**	**5.4 %**
Storage Rent	99,727	97,289	2.5 %	88,128	13.2 %
Storage Rental Net Operating Income	**$582,138**	**$568,659**	**2.4 %**	**$545,875**	**6.6 %**
Service Business Detail					
Total Service Revenue	**$401,484**	**$373,984**	**7.4 %**	**$305,283**	**31.5 %**
Less: Terminations/Permanent Withdrawal Fees	6,926	6,953	(0.4) %	4,585	51.1 %
Total Revenue from Adjusted Service Activities	**$394,559**	**$367,031**	**7.5 %**	**$300,698**	**31.2 %**
Less: Service Expenses					
Service Rent	2,868	3,185	(10.0) %	2,816	1.8 %
Other Facility Costs	6,792	6,459	5.2 %	6,258	8.5 %
Service Labor	191,524	182,143	5.2 %	158,792	20.6 %
Other Service Expenses	67,514	56,783	18.9 %	51,000	32.4 %
Service Cost of Sales	**$268,699**	**$248,571**	**8.1 %**	**$218,866**	**22.8 %**
Service Gross Profit	**$125,860**	**$118,461**	**6.2 %**	**$81,832**	**53.8 %**
Service Gross Margin	*31.9 %*	*32.3 %*	*(40 bps)*	*27.2 %*	*470 bps*
Service Allocated Overhead	22,489	26,054	(13.7) %	22,455	0.2 %
Total Service Adjusted EBITDA	**$103,370**	**$92,407**	**11.9 %**	**$59,377**	**74.1 %**

investors.ironmountain.com Q2 2021 Supplemental Financial Information 20

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Year to Date Storage Rental And Service Business Detail

	YTD 2021	YTD 2020	% Change
Storage Rental Business Detail			
Total Storage Rental Revenue	$1,426,328	$1,360,503	4.8 %
Plus: Terminations/Permanent Withdrawal Fees	13,878	10,024	38.5 %
Total Revenue from Adjusted Storage Rental Activities	**$1,440,207**	**$1,370,527**	**5.1 %**
Less: Storage Rental Expenses			
Storage Rent	$197,016	$178,879	10.1 %
Other Facility Costs	174,660	160,834	8.6 %
Storage Rental Labor	14,812	11,699	26.6 %
Other Storage Rental Expenses	22,730	21,157	7.4 %
Storage Rental Cost of Sales	**$409,218**	**$372,569**	**9.8 %**
Storage Rental Gross Profit	**$1,030,989**	**$997,958**	**3.3 %**
Storage Rental Gross Margin	*71.6 %*	*72.8 %*	*(120 bps)*
Storage Rental Allocated Overhead	77,208	81,698	(5.5)%
Total Storage Rental Adjusted EBITDA	**$953,781**	**$916,260**	**4.1 %**
Storage Rent	197,016	178,879	10.1 %
Storage Rental Net Operating Income	**$1,150,796**	**$1,095,139**	**5.1 %**
Service Business Detail			
Total Service Revenue	**$775,468**	**$690,467**	**12.3 %**
Less: Terminations/Permanent Withdrawal Fees	13,878	10,024	38.5 %
Total Revenue from Adjusted Service Activities	**$761,590**	**$680,444**	**11.9 %**
Less: Service Expenses			
Service Rent	$6,054	$6,120	(1.1)%
Other Facility Costs	13,251	12,317	7.6 %
Service Labor	373,667	356,818	4.7 %
Other Service Expenses	124,297	118,142	5.2 %
Service Cost of Sales	**$517,270**	**$493,397**	**4.8 %**
Service Gross Profit	**$244,320**	**$187,047**	**30.6 %**
Service Gross Margin	*32.1 %*	*27.5 %*	*460 bps*
Service Allocated Overhead	48,543	47,296	2.6 %
Total Service Adjusted EBITDA	**$195,777**	**$139,750**	**40.1 %**

investors.ironmountain.com Q2 2021 Supplemental Financial Information 21

Section VII - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 3/31/2021 (3)	280	25,796	1,153	66,710	1,433	92,506
Additions & Expansions	—	—	40	2,677	40	2,677
Dispositions & Move Outs	(11)	(1,102)	(10)	(340)	(21)	(1,442)
Total as of 6/30/2021 (4)	**269**	**24,694**	**1,183**	**69,047**	**1,452**	**93,741**
Total %	*18.5 %*	*26.3 %*	*81.5 %*	*73.7 %*		

Top Five Markets Owned, United States (in Sq. Ft.)

Northern New Jersey	1,966
Chicago	1,282
Boston	1,258
Dallas	966
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)

Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (5) (% of total square feet subject to lease)


5.2%
5.0%
4.1%
3.9%
5.1%
2.1%
3.3%
3.5%
5.7%
4.9%
57.4%
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.5 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 40 leased building additions and expansions, 24 were the result of acquiring leases in business acquisitions and leased buildings related to acquisitions of customer relationships.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 10 owned data center facilities and 5 leased data center facilities with 2.5M Sq.Ft. and 0.6M Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 22

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2021	231	8.0	5.7%	$25,060	8.4%
2022	527	20.3	14.3%	56,405	18.8%
2023	297	18.1	12.7%	52,470	17.5%
2024	183	10.9	7.7%	27,433	9.2%
2025	56	13.4	9.4%	33,566	11.2%
2026	44	13.1	9.2%	24,413	8.1%
2027	5	3.2	2.3%	4,107	1.4%
Thereafter	22	55.0	38.8%	76,295	25.5%
Total	**1,365**	**141.9**	**100.0%**	**$299,750**	**100.0%**
WALE:	3.9 years				

Data Center Leasing Activity Summary

	Q2 2021				YTD 2021			
	Transaction Count	GAAP MRR	kW	$ / kW / Month	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	59	$534	3,610	$148	106	$1,683	12,645	$133
Commenced leases	61	916	5,041	182	102	1,165	6,587	177
Renewed leases	117	1,049	3,947	266	223	2,056	7,778	264
Churn	1.9%				4.2%			
Cash Mark to Market	2.1%				(0.1)%			
GAAP Mark to Market	2.6%				0.7%			

LON-2 Data Center Rendering (London, UK)



investors.ironmountain.com
Q2 2021 Supplemental Financial Information
23

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	77.2 %	—	—	14.2	77.2 %
Phoenix						
AZP-1	41.0	92.9 %	—	—	41.0	92.9 %
AZP-2	4.0	100.0 %	—	—	4.0	100.0 %
AZS-1	5.7	78.2 %	—	—	5.7	78.2 %
Total Phoenix	**50.7**	**91.8 %**	**—**	**—**	**50.7**	**91.8 %**
Denver						
DEN-1	11.3	83.8 %	—	—	11.3	83.8 %
New Jersey						
NJE-1	15.1	100.0 %	1.2	—	16.3	92.6 %
Northern Virginia						
VA-1	12.4	66.4 %	—	—	12.4	66.4 %
VA-2	4.0	100.0 %	6.0	50.0 %	10.0	70.0 %
Amsterdam						
AMS-1	12.7	87.0 %	1.1	—	13.8	80.0 %
London						
LON-1	5.1	94.8 %	4.0	—	9.1	52.9 %
Singapore						
SIN-1	6.9	100.0 %	—	—	6.9	100.0 %
Total Data Center Properties	**132.4**	**88.4 %**	**12.3**	**24.4 %**	**144.7**	**83.0 %**

Total Potential Capacity - Megawatts

	Q2 2021	Q2 2020
Leasable	144.7	122.3
Under Construction	66.0	28.7
Held for Development	234.8	207.0
Total Data Center Portfolio	**445.5**	**358.0**

investors.ironmountain.com Q2 2021 Supplemental Financial Information 24

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q2 2021 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$0.8	$4.8	$45.0	Q4 2022	Q4 2023	4.6
Phoenix									
AZP-2 Phase 2	12.0	12.0	100.0%	$35.8	$48.7	$73.0	Q3 2021	Q3 2021	—
AZP-2 Phase 3	2.0	2.0	100.0%	—	—	$7.7	Q3 2021	Q3 2021	—
AZP-2 Phase 4	4.0	4.0	100.0%	$3.3	$3.3	$26.6	Q4 2021	Q4 2021	—
AZP-2 Phase 5	7.0	1.0	14.3%	$5.0	$5.0	$100.0	Q3 2022	Q4 2022	19.0
All Other Facilities									43.6
Total Expansion	**30.0**	**19.0**	**63.3%**	**$44.7**	**$61.7**	**$252.3**			**67.2**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt (1)									
FRA-1 Phase 1	9.0	9.0	100.0%	—	—	—	Q3 2021	Q3 2021	—
FRA-1 Phase 2	18.0	18.0	100.0%	—	—	—	Q3 2022	Q3 2022	—
London									
LON-2	9.0	—	—	$0.6	$6.2	$70.7	Q4 2022	Q4 2023	18.0
Northern Virginia									
VA Future Phases	—	—	—	—	—	—			103.0
Total New Development	**36.0**	**27.0**	**75.0%**	**$0.6**	**$6.2**	**$70.7**			**167.7**
Total Development	**66.0**	**46.0**	**69.7%**	**$45.3**	**$67.9**	**$323.0**			**234.8**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 25

IRON MOUNTAIN
Section IX - Capitalization and Debt Maturity Profile

Capitalization

Senior Credit Facility	
Capacity	$1,959,375
Outstanding	$209,375
Letters of Credit	$3,238
Remaining Capacity	$1,746,762
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (LIBOR)	1.75 %
Weighted Average Interest Rate	1.86 %
Maturity Date	6/3/2023
Net Lease-Adjusted Leverage Ratio	5.3x

Total Market Capitalization as of 6/30/2021	
# of Shares Outstanding	289,459
Share Price as of 06/30/21	$42.32
Total Market Capitalization	$12,249,905
Net Debt (1)	$8,637,611
Total Enterprise Value	$20,887,516
Net Debt to Total Enterprise Value	41.4 %
Adjusted EBITDA to Interest Expense	3.9x
Credit Facility Fixed Charge Coverage Ratio	2.3x
Bond Fixed Charge Coverage Ratio	3.2x
Total Enterprise Value to Adjusted EBITDA (2)	13.6x

Fixed vs. Floating Rate Debt


14%
86%
Fixed Rate Debt
Floating Rate Debt

Credit Rating	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Negative	Stable
Latest Update	5/24/2021	7/2/2021

Total Debt Weighted Average Rates	
Weighted Average Interest	4.6 %
Weighted Average Maturity	7.1 Years
USD denominated	81.4 %

Debt Maturity Profile ($ in Millions) (3)


$42
$470
$488
$16
$560
$696
$1,000
$1,325
$1,000
$1,300
$1,100
$600
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $106.3M plus long-term debt net of current portion of $8,760.7M plus deferred financing costs of $86.5M less cash and cash equivalents of $315.9M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com Q2 2021 Supplemental Financial Information 26

Quarterly Capital Expenditures Q2 2021 Q1 2021 Q/Q % Change Q2 2020 Y/Y % Change Growth: Data Center 77,556 58,891 31.7% 54,879 41.3 % Real Estate 19,808 19,717 0.5% 11,192 77.0 % Innovation and Other 2,894 6,250 (53.7) % 2,410 20.1 % Total Growth Capital Expenditures $100,257 $84,858 18.1% $68,481 46.4 % Recurring: Real Estate $16,588 $13,225 25.4% $9,860 68.2 % Non-Real Estate 17,390 14,266 21.9% 11,711 48.5 % Data Center 1,931 1,092 76.8% 2,798 (31.0) % Total Recurring Capital Expenditures $35,909 $28,583 25.6% $24,369 47.4 % Total Growth and Recurring Capital Expenditures $136,166 $113,441 20.0% $92,850 46.7 % Net Change in Prepaid and Accrued Capital Expenditures 13,892 32,087 (56.7) % 10,164 36.7 % Total Cash Paid for Growth and Recurring Capital Expenditures $150,058 $145,528 3.1% $103,014 45.7 % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 27

Year to Date Capital Expenditures YTD 2021 YTD 2020 % Change Growth: Data Center $136,446 $91,831 48.6 % Real Estate 39,525 28,624 38.1 % Innovation and Other 9,144 2,508 264.7 % Total Growth Capital Expenditures $185,115 $122,963 50.5 % Recurring: Real Estate $29,813 $17,295 72.4 % Non-Real Estate 31,656 22,570 40.3 % Data Center 3,023 4,247 (28.8) % Total Recurring Capital Expenditures $64,492 $44,112 46.2 % Total Growth and Recurring Capital Expenditures $249,607 $167,075 49.4 % Net Change in Prepaid and Accrued Capital Expenditures 45,979 33,083 39.0 % Total Cash Paid for Growth and Recurring Capital Expenditures $295,586 $200,158 47.7 % TTM Recurring Capex as a % of Revenue (excl. Data Center) 3.1% 3.1% 3.3% 3.5% 3.7% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 TTM Data Center Recurring CapEx as a % of Data Center Revenue 3.5% 4.5% 5.7% 5.5% 5.0% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 28

Quarterly Business Acquisitions Q2 2021 Q1 2021 Q/Q % Change Q2 2020 Y/Y % Change Business Acquisitions Business Acquisitions $49,993 — — — — Change in Business Acquisition Accruals and Cash Acquired (14,270) — — 443 (3,321.2) % Total Cash Paid for Acquisitions, Net of Cash Acquired $35,723 — — $443 7,963.9 % Year to Date Business Acquisitions YTD 2021 YTD 2020 % Change Business Acquisitions Business Acquisitions $49,993 $118,496 (57.8) % Change in Business Acquisition Accruals and Cash Acquired (14,270) 16 (89,287.5) % Total Cash Paid for Acquisitions, Net of Cash Acquired $35,723 $118,512 (69.9) % Section X - Capital Expenditures and Acquisitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 29

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Quarterly Customer Acquisitions

	Q2 2021	Q1 2021	Q/Q % Change	Q2 2020	Y/Y % Change
Customer Acquisitions					
Acquisition of Customer Relationships	$2,053	—	—	$1,151	78.4 %
Customer Inducements	2,361	1,457	62.0 %	2,642	(10.6)%
Contract Fulfillment Costs	12,304	16,719	(26.4)%	7,596	62.0 %
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$16,718**	**$18,176**	**(8.0)%**	**$11,389**	**46.8 %**
Change in Customer Acquisition Accruals	714	874	(18.3)%	—	—
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$17,432**	**$19,050**	**(8.5)%**	**$11,389**	**53.1 %**

Year to Date Customer Acquisitions

	YTD 2021	YTD 2020	% Change
Customer Acquisitions			
Acquisition of Customer Relationships	$2,053	$2,885	(28.8)%
Customer Inducements	3,818	6,970	(45.2)%
Contract Fulfillment Costs	29,023	18,738	54.9 %
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$34,894**	**$28,593**	**22.0 %**
Change in Customer Acquisition Accruals	1,588	—	—
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$36,482**	**$28,593**	**27.6 %**

investors.ironmountain.com Q2 2021 Supplemental Financial Information 30

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, (loss) income from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Acquisition and Integration Costs: Acquisition and Integration Costs represent operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, facility upgrade and system integration costs (collectively, "Acquisition and Integration Costs"). Acquisition and Integration Costs do not include costs associated with the formation of joint ventures or costs associated with the acquisition of customer relationships. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs; and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; and (vii) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10-Q. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO: AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: AFFO divided by weighted-average fully-diluted shares outstanding Funds From Operations, or FFO (Nareit), and FFO (Normalized): Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs; (viii) Real estate financing lease depreciation; and (ix) Tax impact of reconciling items and discrete tax items. FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Service Adjusted EBITDA: Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Section XI - Appendix and Definitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 31

Storage Adjusted EBITDA: Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 58 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, primarily in the United States and Canada, (iv) Secure Shredding, which includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, we are able to offer secure shredding services to our customers throughout the United States, Canada and South Africa, and (v) on-demand, valet storage for consumers (“Consumer Storage”) across 31 markets in North America through a strategic partnership (the “MakeSpace JV”) with MakeSpace Labs, Inc., a consumer storage provider (“MakeSpace”), formed in March 2019. The MakeSpace JV utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. The world’s most heavily regulated organizations have trusted us with their data centers for over 15 years, and five of the top 10 global cloud providers were Iron Mountain Data Center customers. Our Global Data Center Business footprint spans nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and four international markets: Amsterdam, London, Singapore and, through an unconsolidated joint venture, Frankfurt. Corporate and Other Business: consists primarily of Adjacent Businesses and other corporate items. Adjacent Businesses is comprised of (i) entertainment and media which helps industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., and the United Kingdom (“Entertainment Services”) and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe (“Fine Arts”). Our Corporate and Other Business segment also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: – Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. During 2020, a portion of what was previously categorized as Non-Real Estate Growth Capital Expenditures was recategorized as Real Estate Growth Capital Expenditures and the remaining portion was recategorized as Recurring Capital Expenditures. In addition, capital expenditures associated with restructuring (including Project Summit) and integration of acquisitions, which was previously categorized as recurring capital expenditures, have been recategorized as Innovation and Other. We have reclassified the categorization of our prior year capital expenditures to conform with our current presentation. Section XI - Appendix and Definitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 32

Components of Overhead: Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Constant Currency: Adjusts results for normalized FX impacts in prior period. COVID-19 Costs: Costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to reoccur once the pandemic ends ("COVID-19 Costs"). These costs include the purchase of personal protective equipment for our employees and incremental cleaning costs of our facilities, among other direct costs. Bond Fixed Charge Coverage Ratio: - is calculated as TTM Adjusted EBITDA divided by scheduled amortization, interest expense related to outstanding debt. Customer Inducements – Represents Free Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leasable MW – Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation – Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV – “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE – “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: - The Credit Facility Fixed Charge Coverage Ratio is calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: - The calculation for this ratio is net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth: - Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: – One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges: - Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft.: - Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Significant Acquisition Capital Expenditures: – Represents capitalized expenditures associated with the May 2, 2016 acquisition of Recall Holdings Limited ("Recall") pursuant to the Scheme Implementation Deed, as amended with Recall (the "Recall Transaction") and the acquisition of IO Data Centers, LLC. Service Profit and Margin: – The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses + Termination and Permanent Withdrawal Fees = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Section XI - Appendix and Definitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 33

Storage Profit and Margin: – The Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent - Termination and Permanent Withdrawal Fees = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tax Rates: Effective Tax Rate – GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate – Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/ benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume: - Comprised of Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. Section XI - Appendix and Definitions investors.ironmountain.com Q2 2021 Supplemental Financial Information 34